SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2011, the Board of Directors (the “Board”) of CapLease, Inc. (the “Company”) elected Catherine F. Long as a director until the 2011 annual meeting of stockholders and until her successor is duly elected and qualified.  The Board determined that Ms. Long is an independent director under the Company’s Corporate Governance Guidelines which comply with the New York Stock Exchange Corporate Governance Standards.

Also on March 22, 2011, the Board approved a revised compensation arrangement for non-employee directors.  Under the revised arrangement, the annual retainer for non-employee directors has been increased by $2,500 annually, to $37,500.  All other fee arrangements remain unchanged.  As a non-employee director, Ms. Long will participate in the Company’s compensation arrangements for non-employee directors which are described in Exhibit 10.1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Summary of Non-Employee Director Compensation as of March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

DATE: March 23, 2011	By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel &Corporate Secretary